UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2007
Commission file number 000-04689
Pentair, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	41-0907434

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

5500 Wayzata Blvd, Suite 800, Golden Valley, Minnesota	55416

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (763) 545-1730
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1 to Current Report on Form 8-K
Pentair, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K, dated October 23, 2007, to report the committees of the Board of Directors to which Jerry W. Burris has been named. The Company amends its Current Report on Form 8-K, dated October 23, 2007, to read in its entirety as set forth below.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Election of a Director
     On October 23, 2007, the Board of Directors of Pentair, Inc. (the “Company”) appointed Jerry W. Burris, 44, to the Company’s Board of Directors. Burris is president of Barnes Industrial, a global precision components business within Barnes Group Inc. Burris will stand for election at Pentair’s annual meeting of shareholders in May 2008. On December 11, 2007, Mr. Burris was appointed to the Audit Committee of the Board of Directors.
     A press release on this subject was issued on October 26, 2007 and is filed herewith as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
     Not applicable.
(b) Pro Forma Financial Information
     Not applicable.
(c) Shell Company Transactions
     Not applicable.
(d) Exhibits
     The following exhibits are provided as part of the information filed under Item 5.02 of this Current Report on Form 8-K:

Exhibit	Description

99.1	Pentair, Inc. press release dated October 26, 2007 announcing the appointment of Jerry W. Burris to the Board of Directors of the Company.*

*	Previously filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 14, 2007.

PENTAIR, INC. Registrant
By /s/ John L. Stauch
John L. Stauch
Executive Vice President and Chief Financial Officer (Chief Accounting Officer)

PENTAIR, INC.
Exhibit Index to Current Report on Form 8-K
Dated October 23, 2007

Exhibit	Description

99.1	Pentair, Inc. press release dated October 26, 2007 announcing the appointment of Jerry W. Burris to the Board of Directors of the Company.*

*	Previously filed.